EXHIBIT 21.1

Note: Korn/Ferry International or one of its Subsidiaries has 100% ownership of the Subsidiaries listed below, except for Korn/Ferry International (M) Sdn. Bhd. (49%), Korn/Ferry Mexico, S.C. (49%), Hay Group S.A. de C.V. and Hay Group, S.R.L. are wholly owned subsidiaries of Korn/Ferry Mexico, S.C.

Subsidiaries		Jurisdiction
1.	Korn Ferry International S.A.	Argentina

2.	Korn Ferry Futurestep Argentina S.R.L.	Argentina

3.	Korn/Ferry International Pty Limited	Australia

4.	Futurestep (Australia) Pty Ltd	Australia

5.	Korn/Ferry International GmbH	Austria

6.	Korn/Ferry International Futurestep (Belgium) BVBA	Belgium

7.	Korn/Ferry International Consultoria Ltda.	Brazil

8.	Korn/Ferry Canada, Inc.	Canada

9.	Korn/Ferry International Futurestep (Canada) Inc.	Canada

10.	Korn/Ferry International S.A.	Chile

11.	Korn/Ferry International Human Capital Consulting (Beijing) Limited	Beijing, China

12.	Guangzhou Korn/Ferry Human Capital Company Ltd.	Guangzhou, China

13.	Korn/Ferry (Shanghai) Human Capital Consulting Co., Ltd.	Shanghai, China

14.	PuDe Management Consulting Co. Ltd.	Shanghai, China

15.	Futurestep (Shanghai) Talent Consulting Company Limited	China

16.	Korn/Ferry International – Colombia	Colombia

17.	Korn/Ferry International A/B	Denmark

18.	Korn/Ferry International SAS	France

19.	Korn/Ferry International Futurestep (France) SARL	France

20.	Korn/Ferry International GmbH	Germany

21.	Futurestep Germany GmbH	Germany

22.	Korn/Ferry International SA	Greece

23.	Korn/Ferry International (H.K.) Limited	Hong Kong

24.	Futurestep (Hong Kong) Ltd.	Hong Kong

25.	Korn/Ferry International Budapest Personnel Consulting and Service Ltd.	Hungary

26.	PDI Hungary, Kft.	Hungary

27.	Korn/Ferry International Private Limited	India

28.	Futurestep Recruitment Services Private Limited.	India

29.	Personnel Decisions International India Pvt. Limited	India

30.	PT. Korn/Ferry International	Indonesia

31.	Korn/Ferry International S.R.L.	Italy

32.	Futurestep (Italia) S.r.l.	Italy

33.	Nihon Korn/Ferry International K.K.	Japan

34.	Futurestep (Japan) K.K.	Japan

35.	Korn/Ferry International (Korea) Limited	Korea

36.	Agensi Pekerjaan Futurestep Worldwide (M) Sdn. Bhd.	Malaysia

37.	Korn/Ferry International (M) Sdn. Bhd.	Malaysia

38.	Korn/Ferry Investment India Limited (Mauritius OCB)	Mauritius

Subsidiaries		Jurisdiction
39.	Korn/Ferry Mexico, S.C.	Mexico

40.	Korn Ferry International B.V.	Netherlands

41.	Korn/Ferry International Futurestep (Holdings) B.V.	Netherlands

42.	Korn Ferry International NZ Limited	New Zealand

43.	Futurestep (New Zealand) Ltd.	New Zealand

44.	Korn/Ferry International A/S	Norway

45.	Korn/Ferry International – Peru S.A.	Peru

46.	Korn/Ferry International Sp.z.o.o.	Poland

47.	Korn/Ferry International Futurestep (POLSKA) Sp.z.o.o.	Poland

48.	Korn/Ferry International Pte. Ltd.	Singapore

49.	Futurestep (Singapore) Pte Limited	Singapore

50.	PDI Slovensko, sro	Slovakia

51.	Korn/Ferry International S.A.	Spain

52.	Futurestep (Espana), S.L.	Spain

53.	Korn/Ferry International AB	Sweden

54.	Personnel Decisions International Scandinavia A.B.	Sweden

55.	Korn Ferry (Schweiz) GmbH	Switzerland

56.	Korn/Ferry International (Taiwan) Co. Limited	Taiwan

57.	Korn/Ferry International Musavirlik Limited Sirketi	Turkey

58.	Futurestep (UK) Limited	United Kingdom

59.	Korn/Ferry International Limited	United Kingdom

60.	KFI (UK) Limited	United Kingdom

61.	The Whitehead Mann Partnership LLP	United Kingdom

62.	Whitehead Mann Limited	United Kingdom

63.	Personnel Decisions International, Europe Limited	United Kingdom

64.	Personnel Decisions International UK Ltd	United Kingdom

65.	Korn Ferry Global Holdings (UK) Limited	United Kingdom

66.	Korn Ferry GH1 Limited	United Kingdom

67.	Continental American Management Corp.	United States, California

68.	Korn/Ferry International Holding India	United States, California

69.	Korn/Ferry International Futurestep, Inc.	United States, Delaware

70.	Korn/Ferry International Futurestep (Holdings) Inc.	United States, Delaware

71.	Korn/Ferry International Worldwide, Inc.	United States, Delaware

72.	K/FI Canada Holdings, LLC	United States, Delaware

73.	Korn Ferry Hay Group, Inc.	United States, Delaware

74.	Ninth House, Inc.	United States, Delaware

75.	Korn Ferry Global Holdings, Inc.	United States, Delaware

76.	Personnel Decisions International Singapore Corporation	United States, Minnesota

77.	Sensa Solutions, Inc.	United States, Virginia

78.	Korn/Ferry International Consultores Asociados, C.A.	Venezuela

79.	Hay Group International, Inc.	United States, Delaware

80.	Korn Ferry Hay Group Ltd. / Korn Ferry Hay Group Ltée	Canada

Subsidiaries		Jurisdiction
81.	Korn Ferry Hay Group N.V./S.A.	Belgium

82.	Korn Ferry s.r.o.	Czech Republic

83.	Hay Group Oy	Finland

84.	Hay France S.A.	France

85.	Korn Ferry Hay Group S.A.	France

86.	Hay Group GmbH	Germany

87.	Hay Group S.A.	Greece

88.	Hay Group Management Consultants Ltd.	Hungary

89.	Korn Ferry Limited	Ireland

90.	Hay Management Consultants Ireland Ltd.	Ireland

91.	Hay Group S.r.l.	Italy

92.	Hay Group UAB	Lithuania

93.	HG (Luxembourg) S.a.r.l.	Luxembourg

94.	Talent Q International Ltd.	Malta

95.	Talent Q Distribution Ltd.	Malta

96.	Hay Group B.V.	Netherlands

97.	Hay Group Investment Holding B.V.	Netherlands

98.	Hay Management International B.V.	Netherlands

99.	Hay Group Partners Holding B.V.	Netherlands

100.	Hay Group AS	Norway

101.	Hay Group Sp.Z o.o	Poland

102.	Korn Ferry S.A.	Portugal

103.	Hay Group LLC	Qatar

104.	Korn Ferry SRL	Romania

105.	OOO Hay Group (Hay Group Ltd.)	Russia

106.	Hay Group Saudi Arabia Ltd.	Saudi Arabia

107.	Hay Group s.r.o.	Slovakia

108.	Korn Ferry (Pty) Ltd.	South Africa

109.	Hay Group S.A.	Spain

110.	Hay Group AB	Sweden

111.	Hay Group Danismanlik Limited Sirketi	Turkey

112.	Hay Group LLC	Ukraine

113.	Korn Ferry Hay Group Limited	United Kingdom

114.	Hay Group UK Holdings Limited	United Kingdom

115.	Hay Group Intermediary Limited	United Kingdom

116.	Talent Q Services Limited	United Kingdom

117.	Talent Q Limited	United Kingdom

118.	Korn Ferry Hay Group Pty. Limited	Australia

119.	Hay Group Co., Ltd.	China

120.	Hay Group Limited	Hong Kong

121.	Hay Consultants India Private Ltd.	India

122.	Talent Q India Private Ltd.	India

Subsidiaries		Jurisdiction
123.	PT Hay Group	Indonesia

124.	Korn Ferry Hay Group K.K.	Japan

125.	Hay Group Sdn. Bhd.	Malaysia

126.	Korn Ferry Hay Group Limited	New Zealand

127.	Korn Ferry Hay Group Pte Ltd.	Singapore

128.	Hay Group Ltd.	South Korea

129.	Hay Group Limited	Thailand

130.	Hay Group Consulting Limited Liability	Vietnam

131.	Hay Argentina S.A.	Argentina

132.	Hay do Brasil Consultores Ltda.	Brazil

133.	Hay Group Limitada	Chile

134.	Hay Group Ltda	Colombia

135.	Hay Group, S.R.L.	Costa Rica

136.	Hay Financial Corporation N.V.	Curacao

137.	Hay Group S.A. de C.V.	Mexico

138.	Hay Group S.A.	Peru

139.	Hay Group Venezuela, S.A.	Venezuela

140.	Hay Management Consultants Limited	Bermuda

141.	HG (Bermuda) Holding Limited	Bermuda

142.	Korn Ferry GP Ventures LLC	United States, Delaware

143.	Korn Ferry Global Ventures LP	United Kingdom

144.	Korn/Ferry International Futurestep (the Netherlands) BV	Netherlands

145.	Korn Ferry Global Ventures 2 LP	United Kingdom

146.	Korn Ferry GP Ventures 2 LLC	United States

147.	Korn Ferry NL91 B.V.	Netherlands

148.	Korn Ferry Futurestep (The Philippines) Inc.	Philippines

149.	Korn/Ferry (Thailand) Limited	Thailand

150.	Personnel Decisions International India Corporation	United States. Minnesota

151.	Inversiones Korn/Ferry International, C.A.	Venezuela

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